UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 16, 2007

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

0-21084                                                      55-0717455

             (Commission File No.)                      (IRS Employer Identification No.)

2450 First Avenue
P. O. Box 2968
Huntington, West Virginia	25728

(Address of Principal Executive Offices)	(Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.01.   Changes in Registrant’s Certifying Accountant

      On April 16, 2007, Champion Industries, Inc. (the “Company”) dismissed BKD, LLP and engaged the firm of Arnett and Foster, PLLC as its independent accountants for the fiscal year ended October 31, 2007. During the Company’s two most recent fiscal years and through the date of discharge of BKD, LLP, there were no disagreements with BKD, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of BKD, LLP, would have caused BKD, LLP to make reference to the matter in its report. The reports of BKD,LLP on the Company’s financial statements for the fiscal years ended October 31, 2005 and October 31, 2006, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company has requested BKD, LLP to furnish to the Company a letter addressed to the Commission stating whether it agrees with the above statements. Such letter, received by the Company on April 18, 2007, is filed herewith as Exhibit 16. The decision to change accountants as described above was approved by the Audit Committee of the Board of Directors of the Company and ratified by the Board of Directors.

Item 9.01.   Financial Statements and Exhibits

     (c)   The exhibit listed on the Exhibit Index on page 3 of this Form 8-K is filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC.

(Registrant)

/s/ Todd R. Fry

Date: April 20, 2007	Todd R. Fry, Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit 16- Letter re: change in certifying accountant	Letter of BKD, LLP dated April 20, 2007. Filed herewith as page 4.

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